HOLLINGER CANADIAN PUBLISHING HOLDINGS INC.


                                    AND


                        HOLLINGER INTERNATIONAL INC.


                                    AND


                      MONTREAL TRUST COMPANY OF CANADA
                                  TRUSTEE




                             EXCHANGE INDENTURE

                       PROVIDING FOR THE EXCHANGE OF
                         NON-VOTING SPECIAL SHARES

                               July 18, 1997

                             TABLE OF CONTENTS

                                 ARTICLE 1.

                               INTERPRETATION

   1.1.  Definitions......................................................
   1.2.  Interpretation Not Affected by Headings..........................
   1.3.  Extended Meaning.................................................
   1.4.  Applicable Law...................................................
   1.5.  Language.........................................................
   1.6.  Time of Essence..................................................
   1.7.  Severability.....................................................
   1.8.  Business Day.....................................................
   1.9.  Currency.........................................................

                                 ARTICLE 2.

                         EXCHANGE OF SPECIAL SHARES

   2.1.  Mandatory Exchange...............................................
   2.2.  Optional Exchange................................................
   2.3.  Election to Pay Cash.............................................
   2.4.  Relating to the Issue of Class A Shares..........................
   2.5.  Relating to the Purchase by HII of the Special Shares............
   2.6.  Fractions of Class A Shares......................................
   2.7.  Nature of HII's Exchange Obligation..............................

                                 ARTICLE 3.

                                ADJUSTMENTS

   3.1.  Changes Affecting the Class A Shares..............................
   3.2.  No Changes to Special Shares......................................
   3.3.  Rules Applicable to Adjustments...................................
   3.4.  Certificate as to Adjustment......................................

   4.1.  General Covenants of HII..........................................
   4.2.  Shareholder Material..............................................
   4.3.  Trustee's Remuneration and Expenses...............................
   4.4.  Maintenance of Listing............................................
   4.5.  Status as a Reporting Company.....................................

                                 ARTICLE 5.

                      MEETINGS OF SPECIAL SHAREHOLDERS

   5.1.  Right to Convene Meetings.........................................
   5.2.  Notice............................................................
   5.3.  Chairman..........................................................
   5.4.  Quorum............................................................
   5.5.  Power to Adjourn..................................................
   5.6.  Show of Hands.....................................................
   5.7.  Poll and Voting...................................................
   5.8.  Regulations.......................................................
   5.9.  Corporation, HII, Trustee and Counsel may be Represented..........
   5.10  Powers Exercisable by Extraordinary Resolution....................
   5.11  Meaning of Extraordinary Resolution...............................
   5.12  Powers Cumulative.................................................
   5.13  Minutes...........................................................
   5.14  Instruments in Writing............................................
   5.15  Binding Effect of Resolutions.....................................
   5.16  Holdings by HII or Its Affiliates Disregarded.....................

                                 ARTICLE 6.

                          SUPPLEMENTAL INDENTURES

   6.1.  Supplemental Indentures...........................................
   6.2.  Successor Corporations............................................

                                 ARTICLE 7.

                           CONCERNING THE TRUSTEE

   7.1.  Trust Indenture Legislation........................................
   7.2.  Rights and Duties of Trustee.......................................
   7.3.  Evidence, Experts and Advisers.....................................
   7.4.  Documents, Monies, etc. Held by Trustee............................
   7.5.  Actions by Trustee to Protect Interests............................

   7.6.  Trustee Not Required to Give Security...............................
   7.7.  Protection of Trustee...............................................
   7.8.  Replacement of Trustee..............................................
   7.9.  Conflict of Interest................................................
   7.10  Indemnity...........................................................
   7.11  Acceptance of Trust.................................................
   7.12  Trustee Not to be Appointed Receiver................................
   7.13  Authorization to Carry on Business..................................

                                 ARTICLE 8.

                                  GENERAL

   8.1.  Notice to the Corporation, HII and the Trustee......................
   8.2.  Notice to the Special Shareholders..................................
   8.3.  Mail Service Interruption...........................................
   8.4.  Counterparts and Formal Date........................................
   8.5.  Satisfaction and Discharge of Indenture.............................
   8.6.  Provisions of Indenture for the Sole Benefit of Parties and Holders.

SCHEDULE A

SCHEDULE B

                  THIS EXCHANGE INDENTURE made as of July 18, 1997.

B E T W E E N:

              HOLLINGER CANADIAN  PUBLISHING HOLDINGS
              INC., a corporation  amalgamated  under
              the  Business   Corporations  Act  (New
              Brunswick)

              (the "Corporation")

              - and -

              HOLLINGER INTERNATIONAL INC., a corporation incorporated under the laws of the State of Delaware

              ("HII")

              - and -

              MONTREAL TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and duly authorized t carry on the trust business in each province of Canada

              (the "Trustee")

RECITALS

The Corporation will issue on the date hereof 6,552,445 Special Shares in connection with its purchase of common shares of Southam Inc. pursuant to the Corporation's offer dated May 15, 1997 as amended on June 12, 1997 and June 25, 1997 and may issue from time to time additional Special Shares subject to the rights and obligations of this Indenture.

The Special Shares will be exchanged automatically with HII on the Mandatory Exchange Date and will be exchangeable at the option of the Holder on any Optional Exchange Date in each case for newly issued Class A Shares on the terms and conditions described herein.

The foregoing recitals are made as representations and statements of fact by the Corporation and HII and not by the Trustee.

          NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given and received, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed and declared as follows:

                                  ARTICLE

                               INTERPRETATION

          Definitions

          In this Indenture, unless there is something in the subject matter or context inconsistent therewith or unless otherwise expressly provided:

          "Accelerated Exchange Date" means the Mandatory Exchange Date if the Mandatory Exchange Date is earlier than June 26, 2000.

          "Acceleration Event" means any of the following events, written notice of which shall be delivered to the Trustee by HII or the Corporation, failing which the Trustee shall be deemed to have no knowledge of such events:

     an order shall be made or an effective resolution shall be passed for the winding-up or liquidation of the Corporation, HII or HIP;

     any proceeding shall be instituted against any of the Corporation, HII or HIP or applying to a substantial part of its property or assets seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, reorganization, arrangement, adjustment, protection, relief of composition of it or any substantial part of its property or debt under any law relating to bankruptcy, insolvency or reorganization or relief of debt or seeking an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property or assets and such proceeding shall have continued undismissed or unstayed for 60 days, or a creditor or creditors of the Corporation, HII or HIP or any other interested party shall privately appoint a receiver, trustee or similar official for any substantial part of the property or assets of the Corporation, HII or HIP, and, if the Corporation, HII or HIP shall be contesting such appointment in good faith, such appointment shall continue for 60 days or any such action or proceeding shall have been consented to or not expeditiously opposed by the Corporation, HII or HIP;

     any proceeding shall be instituted by any of the Corporation, HII or HIP seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding-up, adjustment, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency or reorganization or relief of debts or seeking an order for relief or the appointment of a receiver, trustee or other similar official for it or for any of its property or assets, or the Corporation, HII or HIP shall take corporate action to authorize any such proceeding;

     a default in payment of any principal due under the Bank Credit Facility or default, and continuance thereof for five Business Days in payment when due of any interest on any Loan (as defined in the Bank Credit Facility), any reimbursement obligation with respect to any Letter of Credit (as defined in the Bank Credit Facility) or any fee or other amount payable by any Borrower (as defined in the Bank Credit Facility) under the Bank Credit Facility or any other Loan Document (as defined in the Bank Credit Facility) or default in payment (after the expiry of any cure or grace period) of the principal of or any interest on any other indebtedness of the Corporation, HII or HIP which, in the aggregate, exceeds U.S. $25,000,000; or

     there shall have occurred the acceleration of the maturity of Debt (as such term is defined in the Bank Credit Facility) of either of the Corporation or HIP under the Bank Credit Facility upon any Event of Default (as such term is defined in the Bank Credit Facility) under the Bank Credit Facility or any other indebtedness of the Corporation, HII or HIP which, in the aggregate, exceeds U.S. $25,000,000.

          "Affiliate" means any person directly or indirectly controlling, controlled by or under direct or indirect common control with, HII. A person shall be deemed to control a body corporate if such person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such body corporate, whether through the ownership of voting securities, by contract, or otherwise.

          "Applicable Legislation" has the meaning set out in section .

          "ASE" means the Alberta Stock Exchange.

          "Bank Credit Facility" means the Second Amended and Restated Credit Agreement dated as of April 7, 1997 among, inter alia, the Corporation, HIP and certain financial institutions, as the same may be amended or supplemented from time to time.

          "Base Amount" means U.S. $8.88 less the amount of any dividends which have been paid per share (to a maximum of U.S. $1.67) on the Special Shares, from time to time, from the date hereof to the Exchange Date.

          "Business Day" means any day, other than a Saturday or Sunday, on which banks and other financial institutions are open for business in Toronto, Ontario.

          "Class A Share Reorganization" has the meaning set out in section
3.1.1.

          "Class A Shares" means shares of Class A Common Stock of HII, as such shares may be reclassified or changed from time to time as contemplated by section 3.1.

          "Corporation" means Hollinger Canadian Publishing Holdings Inc. and includes any successor corporation to or of the Corporation which has complied with section .

          "Counsel" means a barrister or solicitor or a firm of barristers and solicitors (who may be counsel for the Corporation) retained by the Trustee or retained by HII and acceptable to the Trustee, acting reasonably.

          "Current Market Price" of the Class A Shares means, as at any date, the weighted average trading price of the Class A Shares on the NYSE for the period of 20 consecutive trading days (whether or not Class A Shares traded on such day) ending on (and including) the Determination Date for such date or, if such shares are not then listed on the NYSE, on any stock exchange on which such shares are listed as the Directors may select for this purpose, or if such shares are not listed on any stock exchange, in such over-the-counter market as the Directors with the approval of the Trustee may select for such purpose.

          "Determination Date" means, in respect of any date, the 14th day preceding such date.

          "Director" means a director of HII for the time being and "Directors" means the board of directors of HII or, whenever duly empowered, the executive committee (if any) of the board of directors of HII, for the time being, and reference without more to action by the Directors means action by the directors of HII as a board or action by the executive committee of the board as a committee.

          "Dividends Paid in the Ordinary Course" means dividends paid on the Class A Shares in any financial year of HII whether in (i) cash; (ii) securities of HII including rights, options or warrants (but excluding rights, options or warrants referred to in section 3.1.2); or (iii) property or other assets of HII, provided that the amount or value of such dividends in the aggregate (any such securities, property or other assets so distributed to be valued at the fair market value thereof as determined conclusively by action by the Directors) does not in any such financial year exceed the greater of:

          150% of the aggregate amount of or value of dividends paid by HII on the Class A Shares in its immediately preceding financial year; and

          100% of the consolidated net income of HII (before extraordinary items but after dividends payable on all shares ranking prior to or on a parity with respect to the payment of dividends with the Class A Shares) for its immediately preceding financial year as shown in the audited consolidated financial statements of HII for such financial year.

          "Exchange Date" means the Mandatory Exchange Date or any Optional Exchange Date.

          "Exchange Form" has the meaning set out in section .

          "Exchange Ratio" has the meaning set out in section_2.2.1.

          "Extraordinary Resolution" has the meaning set out in section .

          "HII" means Hollinger International Inc., a Delaware corporation, and includes any successor corporation to or of HII which has complied with section .

          "HII's auditors" means an independent firm of chartered accountants duly appointed as auditors of HII.

          "HII Capital Reorganization" has the meaning set out in section
3.1.3.

          "HIP" means Hollinger International Publishing Inc., a Delaware corporation.

          "Indenture", "this Indenture", "Indenture", "this Indenture", "hereto", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Indenture and not to any particular Article, section, subsection, paragraph, subparagraph, clause, subclause or other portion hereof, and include any and every supplemental indenture; and "supplemental indenture" and "indenture supplemental hereto" include any and every indenture, deed or instrument supplemental or ancillary hereto or in implementation hereof; and the expressions "Article", "section", "subsection", "paragraph", "subparagraph", "clause" and "subclause" followed by a number and/or a letter mean and refer to the specified Article, section, subsection, paragraph, subparagraph, clause or subclause of this Indenture.

          "Mandatory Exchange" means an exchange of Special Shares for Class<0- 95>A Shares pursuant to section<0- 95>2.1.

          "Mandatory Exchange Date" means the earlier of June 26, 2000, or the date on which an Acceleration Event first occurs.

          "Mandatory Exchange Notice" has the meaning set out in section .

          "Mandatory Exchange Number" means, as of any date, the Base Amount divided by 95% of the Current Market Price of Class A Shares on such date.

          "NYSE" means the New York Stock Exchange.

          "Officers' Certificate" of any person (other than a natural person) means a written certificate signed in the name of such person by any two of its Chairman, Chief Executive Officer, President, any Vice-President, Treasurer, any Assistant Treasurer, Controller, any Assistant Controller, Secretary and any Assistant Secretary, and may consist of one or more certificates so executed.

          "Optional Exchange" means an exchange of Special Shares for Class_A Shares pursuant to section_2.2.

          "Optional Exchange Date" means the date on which the Trustee receives the documents specified in section 2.2.2 duly tendered by a Holder in respect of the exercise of his optional exchange right pursuant to section 2.2.1.

          "person" means a natural person, corporation, body corporate, partnership, joint venture or other unincorporated association, trust, government or governmental authority and pronouns have a similar extended meaning.

          "Shelf Registration Statement" has the meaning set out in section
(d).

          "Special Shares" means the Non-Voting Special Shares of the
Corporation.

          "Special Share Certificate" means a certificate evidencing one or more Special Shares issued by the Corporation.

          "Special Shareholders" or "Holders" means the persons whose names are for the time being entered in the registers maintained by or on behalf of the Corporation as holders of Special Shares.

          "Special Shareholders' Request" means an instrument signed in one or more counterparts by Special Shareholders holding in the aggregate not less than 25% of the aggregate number of Special Shares then outstanding requesting the Trustee to take the action or proceeding specified therein.

          "successor corporation" has the meaning set out in section .

          "Trustee" means Montreal Trust Company of Canada and any successors to Montreal Trust Company of Canada for the time being in the trusts hereby created.

          "TSE" means The Toronto Stock Exchange.

          "U.S. Securities Act" means the United States Securities Act of
1933.

          Interpretation Not Affected by Headings

          The division of this Indenture into Articles, sections and other subdivisions, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture.

          Extended Meaning

          Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

          Applicable Law

[NYCORP2:429431.1:4575C:9/12/97-- 2:49pm]

          This Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. The parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to matters arising under this Indenture.

          Language

          The parties hereto expressly request and require that this Indenture and all other documents related thereto be drawn up in English. Les parties aux presentes conviennent et exigent que cette acte de fiducie et tous les documents qui s'y rattachent soient rediges en anglais.

          Time of Essence

          Time shall be of the essence of this Indenture.

          Severability

          Each of the provisions in this Indenture is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any of the other provisions hereof.

          Business Day

          Whenever any action is required to be taken under this Indenture on or as of a day that is not a Business Day, that action must be taken on or as of the next day that is a Business Day.

          Currency

          Any reference in this Indenture to "dollars" or the sign "$" shall be deemed to be a reference to lawful money of the United States of America.

                                  ARTICLE

                         EXCHANGE OF SPECIAL SHARES

          Mandatory Exchange

               Subject to sections 2.3 and 2.6, on the Mandatory Exchange Date each Special Share shall be exchanged automatically (without any further action on the part of the Holder or HII) by the Holder thereof with HII for the Mandatory Exchange Number calculated as of the Mandatory Exchange Date of newly issued Class A Shares to be issued by HII. Subject to sections 2.3 and 2.6, not later than seven days prior to the Mandatory Exchange Date if it is not an Accelerated Exchange Date and forthwith after an Accelerated Exchange Date, HII shall provide the Trustee with an Officers' Certificate of HII showing the computation of the number of Class A Shares to be delivered per Special Share.

               Not later than 14 days and not earlier than 30 days prior to the Mandatory

     Exchange Date if it is not an Accelerated Exchange Date and forthwith after an Accelerated Exchange Date, HII shall send to the Special Shareholders and to the Trustee an exchange notice (the "Mandatory Exchange Notice") substantially in the form attached hereto as Schedule "A" together with an exchange form (the "Exchange Form") substantially in the form attached as Schedule "B".

               In order to receive certificates representing the Class A Shares and cash, if any, to which any Holder is entitled pursuant to this section .1, the Holder must surrender to the Trustee, at any time on or after the Mandatory Exchange Date, the documents specified in section 2.2.2 in the manner set out in such section. The provisions of sections 2.2.3, 2.2.4, 2.2.5, 2.2.6 and 2.2.7 shall apply, mutatis mutandis, to a Mandatory Exchange. Whether or not a Holder has so surrendered the certificate(s) evidencing his Special Shares, on and as of the Mandatory Exchange Date each Holder shall be deemed to have transferred his Special Shares to HII and from the Mandatory Exchange Date each Holder shall have no rights as a shareholder of the Corporation in respect of such Special Shares.

               HII shall satisfy its obligations on a Mandatory Exchange or Optional Exchange without withholding any tax.

          Optional Exchange

               Each Holder shall have the right at his option at any time after December_23, 1997 to exchange any or all of his Special
     Shares with HII for the following number (each, an "Exchange Ratio") of newly issued Class A Shares to be issued by HII per Special Share:


         Optional Exchange Date                           No. of Class A
                                                          Shares

After December 23, 1997 but on or before June_23, 1998        0.510

Thereafter but on or before December_23, 1998                 0.530

Thereafter but on or before June 23, 1999                     0.550

Thereafter but on or before December 23, 1999                 0.570

Thereafter but on or before June 8, 2000                      0.590

Thereafter but before June 26, 2000                           0.602



               Each Holder may exercise his right pursuant to section 2.2.1 by depositing with the Trustee at its stock and bond transfer department in its principal stock transfer office in the Cities of Toronto, Montreal or Vancouver (or at such additional place or places as may be decided by HII from time to time with the approval of the Trustee), or by mailing to the Trustee at its stock and bond transfer department in the Trustee's principal stock transfer office in the City of Toronto, the Special Share Certificate(s) evidencing his Special Shares, together with an Exchange Form duly completed and executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and manner satisfactory to the Trustee. The Exchange Form shall be deemed not to be duly completed if the name and mailing address of the Holder do not appear legibly thereon or such Exchange Form is not signed by the Holder, his executors, administrators, other legal representatives or such Holder's attorney duly appointed. The Trustee shall notify HII promptly after its receipt of documents pursuant to this section 2.2.2.

               The Exchange Form shall specify the person or persons in whose name or names the Class A Shares are to be registered, his or their address or addresses and the number of Class A Shares to be issued to each such person if more than one is so specified, provided that the Special Shareholder shall only be entitled to direct his entitlement to the Class A Shares in a manner permitted by applicable securities legislation.

               If any of the Class A Shares to be issued in exchange for the Special Shares are to be issued to a person or persons other than the Special Shareholder in accordance with the provisions of section hereof, the Holder's signature shall be guaranteed by a Canadian chartered bank, by a trust company that is a member of the Trust Companies Association of Canada, by a member firm of the TSE or of the Montreal Exchange, or by a member of the National Association of Securities Dealers of the United States and the Special Shareholder shall pay to the Trustee all requisite stamp or security transfer taxes or other governmental charges exigible in connection with the issue of such Class A Shares to such other person or persons or shall establish to the satisfaction of the Trustee that such taxes and charges have been paid.

               HII shall send or cause to be sent to each Holder as soon as practicable and in any event within 10 Business Days after an Optional Exchange Date or, in the case of a Mandatory Exchange, the surrender of his Special Share Certificate(s) and duly completed

     Exchange Form in accordance with this Article : (i) a certificate or certificates for the Class A Shares to which the Holder is entitled; or (ii) if HII has elected in accordance with section to satisfy all or any part of its obligations on exchange of Special Shares by the payment of cash, that amount of cash payable or that combination of cash and certificates for Class A Shares to which the Holder is entitled.

               HII shall pay to the Trustee sufficient funds in lawful money of the United States of America to permit the Trustee to make any payment to be made to Special Shareholders on the date that such payment is due pursuant to this Article . Any such payment by HII to the Trustee shall be in same day U.S. funds, by wire as follows:

               If the U.S. funds are from the United States:

               Pay:     Bank of Nova Scotia
                                     New York Agency
                        67 Wall Street

                                     ABA# 026002532

                For Payment to:      Bank of Nova Scotia, Toronto
                                     Transit #: 80002

                For Further Credit to:  Montreal Trust Company of Canada,
                                        Toronto
                                        Account:  086008-13

          If the U.S. funds are wired from within Canada or any other country, other than the United States:

                Pay:   Bank of Nova Scotia
                       International Banking Division

                                      Toronto, Ontario

                For Payment to:       Bank of Nova Scotia, Toronto

                                                   Transit #: 80002

                For Further Credit to: Montreal Trust Company of Canada,
                                       Toronto

                                                   Account #: 086008-13

          The Trustee will give notice to HII of any changes in its instructions for receipt of wire transferred funds. In no event shall the Trustee be required to make payment to holders unless and until it has received the funds from HII.

               Certificates evidencing all Special Shares exchanged pursuant to this Article shall be delivered by the Trustee to HII.

               During the month of May, 2000 HII shall publish a notice once in the national edition of The Globe and Mail or The Financial Post or other daily newspaper(s) providing national distribution reasonably acceptable to the Trustee, setting out the terms of Optional Exchange for the period commencing after June<0- 95>8, 2000 and the terms of Mandatory Exchange.

          Election to Pay Cash

               Notwithstanding anything in this Indenture to the contrary, the obligation of HII to issue Class A Shares on the exchange of Special Shares as contemplated by section or section 2.2 may be satisfied at the option of HII:

          in the case of a Mandatory Exchange, with respect to all or any portion of the Base Amount by payment in cash in lawful money of the United States of America of that portion of the Base Amount for each Special Share so designated by HII in accordance with section ; and

          in the case of an Optional Exchange, with respect to any or all of the Class A Shares issuable on such Optional Exchange, by payment in cash in lawful money of the United States of America of an amount per Class A Share equal to the price per share for the last trade of a board lot of Class A Shares on the NYSE prior to the Optional Exchange Date.

               HII shall exercise its right pursuant to section in the case of a Mandatory Exchange by so specifying in the Mandatory Exchange Notice and in the case of an Optional Exchange by giving notice to the Trustee within three Business Days following an Optional Exchange Date. HII shall, not later than three Business Days following an Optional Exchange Date and at least seven days prior to the Mandatory Exchange Date if it is not an Accelerated Exchange Date and forthwith after an Accelerated Exchange Date, provide the Trustee with an Officers' Certificate of HII showing the computation of the number of Class A Shares (if any) to be delivered per Special Share and of the cash (if any) to be paid per Special Share.

         Relating to the Issue of Class A Shares

               A Holder shall be treated as the shareholder of record of the Class A Shares issued on exchange of his Special Shares effective on the relevant Exchange Date and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon and arising thereafter, and before such Class A Shares are delivered or sent and in the event that the Trustee receives the same, it shall hold the same in trust for the benefit of such Holder.

               HII shall at all times reserve and keep available out of its authorized Class A Shares (if the number thereof is or becomes limited) solely for the purpose of issue and delivery upon exchange of the Special Shares and shall issue to Holders such number of Class A Shares as shall be issuable upon exchange in accordance with this
     Article 2. All Class A Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

               HII shall comply with all applicable securities legislation regulating the issue and delivery of Class A Shares upon exchange of the Special Shares and shall cause to be listed and posted for trading such Class A Shares on each stock exchange on which the Class A Shares are then listed.

               HII shall from time to time promptly pay or make provisions satisfactory to the Trustee for the payment of all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Class A Shares to Holders upon exchange of the Special Shares pursuant to the terms of this Indenture.

          Relating to the Purchase by HII of the Special Shares

          Provided HII shall have fulfilled its obligations on an Exchange Date pursuant to this Article , HII shall be treated as the shareholder of record of the Special Shares acquired by it pursuant to this Article 2 and shall be entered on the register as owner of such Special Shares effective on the Exchange Date and to have become entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including stock dividends and dividends or distributions in kind) thereon arising thereafter and before such Special Shares are delivered or sent to the Trustee pursuant hereto.

          Fractions of Class A Shares

          HII shall not issue a fraction of a Class A Share on the exchange of any Special Share. To the extent that the Holder of a Special Share is entitled to receive on the exchange thereof a fraction of a Class A Share, HII shall make an appropriate cash payment in lieu of fractional shares. The amount of cash payment shall be equal to the fraction of the Class A Share to which the Holder would be entitled multiplied by (a) in the case of a Mandatory Exchange, the Base Amount and (b) in the case of an Optional Exchange, the price per share for the last trade of a board lot of Class A Shares on the NYSE prior to the Optional Exchange Date, in each case rounded up to the nearest whole cent. HII shall, no later than three Business Days following an Optional Exchange Date and at least seven days prior to the Mandatory Exchange Date if it is not an Accelerated Exchange Date, and forthwith after an Accelerated Exchange Date, provide the Trustee with an Officers' Certificate of HII showing, in the case of a Mandatory Exchange, the Base Amount for the purposes of the calculation in this section 2.6 or, in the case of an Optional

Exchange, the price per Class A Share for the last trade of a board lot on the NYSE prior to the Optional Exchange Date for the purposes of the calculation in this section 2.6.

          Nature of HII's Exchange Obligation

          The obligation of HII to acquire Special Shares on a Mandatory Exchange or Optional Exchange hereunder is a direct unsecured obligation of HII ranking pari passu with all other unsecured claims against it.

                                  ARTICLE

                                ADJUSTMENTS

          Changes Affecting the Class A Shares

               If and whenever at any time after the date hereof and prior to the Mandatory Exchange Date HII:

          issues Class A Shares or securities exchangeable for or convertible into Class A Shares to all or substantially all the holders of Class_A Shares as a stock dividend or other distribution (other than a Dividend Paid in the Ordinary Course);

          makes a distribution on its outstanding Class A Shares payable in Class_A Shares or securities exchangeable for or convertible into Class_A Shares (other than as a Dividend Paid in the Ordinary Course);

          subdivides its outstanding Class_A Shares into a greater number of Class_A Shares; or

          consolidates its outstanding Class_A Shares into a smaller number of Class_A Shares,

     (any of such events in clauses (a) through (d) being called a "Class A Share Reorganization"), then the Exchange Ratios will be adjusted effective immediately after the effective date or record date for the happening of a Class A Share Reorganization, as the case may be, at which the holders of Class A Shares are determined for the purpose of the Class A Share Reorganization, by multiplying each Exchange Ratio in effect immediately prior to such effective date or record date by a fraction, the numerator of which will be the number of Class A Shares outstanding immediately after giving effect to such Class A Share Reorganization (including, in the case where securities exchangeable for or convertible into Class A Shares are distributed, the number of Class A Shares that would have been outstanding had all such securities been exchanged for or converted into Class A Shares on such effective date or record date) and the denominator of which will be the number of Class A Shares outstanding on such effective date or record date before giving effect to such Class A Share Reorganization.

               If and whenever at any time after the date hereof and prior to the Exchange Date HII fixes a record date for the issue of rights, options or warrants to all or substantially all the holders of Class A Shares under which such holders are entitled, during a period expiring not more than 45 days after the date of such issue (the "Rights Period"), to subscribe for or purchase Class_A Shares or securities exchangeable for or convertible into Class_A Shares at a price per share to the holder (or at an exchange or conversion price per share during the Rights Period to the holder in the case of securities exchangeable for or convertible into Class A Shares) of less than 95% of the Current Market Price calculated as of such record date (any of such events being called a "Rights Offering"), then each Exchange Ratio will be adjusted effective immediately after the end of the Rights Period by multiplying such Exchange Ratio in effect immediately prior to the end of the Rights Period by a fraction:

          the numerator of which will be the number of Class A Shares outstanding, or the number of Class A Shares which would be outstanding if all the exchangeable or convertible securities were exchanged for or converted into Class_A Shares during the Rights Period, after giving effect to the Rights Offering and including the number of Class A Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering; and

          the  denominator of which will be the aggregate of:

               the number of Class A Shares outstanding as of the record date for the Rights Offering; and

               a number determined by dividing (1) either (A) the product of the number of Class A Shares issued or subscribed for during the Rights Period upon the exercise of the rights, warrants or options under the Rights Offering and the price at which such Class_A Shares are offered, or, as the case may be, (B) the product of the exchange or conversion price of such securities exchangeable for or convertible into Class_A Shares and the number of Class_A Shares for or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price of the Class_A Shares calculated as of the record date for the Rights Offering.

     Any Holder who has made an Optional Exchange in accordance with section_2.2 during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for the Rights Offering will, in addition to the Class_A Shares issued to that Holder on such Optional Exchange, be entitled to that number of additional Class_A Shares equal to the result obtained when the difference, if any, between the

     Exchange Ratio as adjusted for such Rights Offering pursuant to this subsection and the applicable Exchange Ratio in effect on the date of such Optional Exchange is multiplied by the number of Special Shares exchanged pursuant to such Optional Exchange by such Holder. Such additional Class A Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Class A Shares will be delivered to such Holder within 15 Business Days following the end of the Rights Period.

               If and whenever at any time after the date hereof and prior to the Mandatory Exchange Date, HII fixes a record date for the issue or the distribution to all or substantially all the holders of Class A Shares of (i) securities of HII, including rights, options or warrants to acquire securities of HII or any of its property or assets (including evidences of indebtedness) or (ii) any property or other assets (including evidences of indebtedness) and if such issuance or distribution does not constitute a Dividend Paid in the Ordinary Course, a Class A Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), each Exchange Ratio will be adjusted effective immediately after such record date by multiplying such Exchange Ratio by a fraction:

          the numerator of which will be the product of the number of Class A Shares outstanding on such record date and the Current Market Price of the Class_A Shares calculated as of such record date; and

          the  denominator of which will be:

               the product of the number of Class A Shares outstanding on such record date and the Current Market Price of the Class A Shares on such record date; less the fair market value, as determined by action by the Directors (whose determination will be conclusive), to the holders of Class A Shares of such securities or property or other assets so issued or distributed in the Special Distribution.

     To the extent that any Special Distribution is not so made, the Exchange Ratio will be readjusted effective immediately to the Exchange Ratio which would then be in effect based upon such securities or property or other assets as actually distributed.

               If and whenever at any time after the date hereof and prior to the Mandatory Exchange Date there is a reclassification of the Class A Shares at any time outstanding or change of the Class A Shares into other shares or into other securities or other capital reorganization (other than a Class A Share Reorganization), or a consolidation, amalgamation, arrangement or merger of HII with or into any other corporation or other entity (other than a consolidation, amalgamation, arrangement or merger which does not result in any reclassification of the outstanding Class A Shares or a change of the Class A Shares into other shares), or a transfer of the undertaking or assets of HII as an entirety or substantially as an entirety to another corporation or other entity in which the holders of Class A Shares are entitled to receive shares, other securities or other property (any of such events being called an "HII Capital Reorganization"), a Special Shareholder will be entitled to receive on any Exchange Date, and shall accept in lieu of Class A Shares, the aggregate number of shares, other securities or other property which such Holder would have been entitled to receive as a result of such HII Capital Reorganization if, on the effective date thereof, the Holder had been the registered holder of the number of Class A Shares which such Holder would have received if the Exchange Date were immediately prior to such effective date, subject in all such cases, to HII's rights under section 2.3. If determined appropriate by the Directors, appropriate adjustments will be made as a result of any such HII Capital Reorganization in the application of the provisions set forth in this Article with respect to the rights and interests thereafter of Special Shareholders to the end that the provisions set forth in this Article will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of any Special Shares. Any such adjustment will be made by and set forth in an indenture supplemental hereto approved by the Directors and entered into pursuant to the provisions of Article 6 and will for all purposes be conclusively deemed to be an appropriate adjustment.

          No Changes to Special Shares

          The Corporation shall not at any time after the date hereof and prior to the Mandatory Exchange Date take any of the actions referred to in section_3.1 in respect of the Special Shares. If, contrary to the foregoing, the Corporation takes any of such actions, the terms of Mandatory Exchange and Optional Exchange shall be adjusted effective immediately after the effective date or record date thereof to ensure that the entitlement of Holders pursuant to this Indenture is not affected adversely thereby.

          Rules Applicable to Adjustments

          For the purposes of section and :

               The adjustments provided for in sections and are cumulative and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this section.

               No adjustment of the Exchange Ratios will be required unless such adjustment would result in a change of at least 1% in the applicable Exchange Ratios; provided, however, that any adjustments which, except for the provisions of this subsection would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustment.

               If at any time a dispute arises with respect to adjustments provided for in sections and , such dispute will be conclusively determined by HII's auditors or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the Directors and any such determination will be binding upon HII, the Corporation, the Trustee and the Holders of Special Shares; such auditors or accountants will be given access to all necessary records of the Corporation and HII. If any such determination is made, HII will deliver an Officers' Certificate to the Trustee describing such determination.

               If after the date of this Indenture the Corporation or HII takes any action affecting the Special Shares or Class A Shares, respectively, other than action described in sections and , which in the opinion of the Directors would materially affect the rights of the Special Shareholders, the Exchange Ratios or other terms of Article 2 will be adjusted in such manner, if any, and at such time, by action by the Directors, in their sole discretion, as they may determine to be equitable in the circumstances, but subject in all cases to any necessary regulatory approvals, including any approval required by any stock exchange on which the Special Shares or Class A Shares may be listed. Failure of the taking of action by the Directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation or HII affecting the Special Shares or Class A Shares, respectively, will be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances.

               If the Corporation or HII sets a record date to determine the holders of Class A Shares to take any action and thereafter and before the taking of such action, legally abandons its plan to take such other action, then no adjustment will be required by reason of the setting of such record date.

               As a condition precedent to the taking of any action which might require any adjustment, HII will take any corporate action which may, in the opinion of Counsel, be necessary in order that HII have unissued and reserved in its authorized capital stock and may validly and legally issue as fully paid and non-assessable all the shares or other securities which all the holders of such Special Shares are entitled to receive on the full exercise thereof in accordance with the provisions thereof.

               The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment contemplated by Article , nor to verify the nature or extent of any such adjustment when made, or the method employed in making the same.

          Certificate as to Adjustment

          Immediately after the occurrence of any event that requires an adjustment or readjustment as provided in sections and , HII will deliver an Officers' Certificate to the Trustee specifying the nature of the event requiring the adjustment and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein will be verified by HII's auditors and will be conclusive and binding on all parties in interest. When so approved, HII will forthwith give notice to the Special Shareholders in the manner provided in section specifying the event requiring such adjustment or readjustment and the results thereof.

                                  ARTICLE

                    COVENANTS OF HII AND THE CORPORATION

         General Covenants of HII

          HII covenants with the Trustee that:

     so long as the Special Shares have not been exchanged pursuant to the terms and conditions hereof, it will at all times comply with all provisions of this Indenture to be complied with by it;

     it will cause the Class A Shares and the certificates representing the Class A Shares issuable upon exchange of the Special Shares to be issued and delivered in accordance with the terms hereof as fully paid and non-assessable shares;

     so long as the Special Shares have not been exchanged pursuant to the terms and conditions hereof, it will maintain its corporate existence;

     HII shall, at its cost, file with the United States Securities and Exchange Commission and shall use all reasonable efforts to cause to be declared effective on or before December_23, 1997 a registration statement (the "Shelf Registration Statement") on Form S-3 under the U.S. Securities Act relating to the issuance of Class A Shares by HII to the Holders upon the consummation of the Mandatory Exchange or any Optional Exchange pursuant to
          Article 2 hereof. HII shall maintain the effectiveness of the Shelf Registration Statement until the earlier of (i) the date that is 15 days after the Mandatory Exchange Date and (ii) the date on which all Special Shares shall have been exchanged for Class A Shares. In the event that HII is unable to have the Shelf Registration Statement as described above declared effective, HII shall use all reasonable efforts to cause to be declared effective on or before December 31, 1997 a Shelf Registration Statement relating to the resale of Class A Shares issued by HII to the Holders upon the consummation of the Mandatory Exchange or any Optional Exchange pursuant to Article 2 hereof. HII shall maintain the effectiveness of any such Shelf Registration Statement for resales until the earlier of (i) 2 years after the date on which the last Special Shares have been issued, (ii) such time as all Special Shares have been sold or disposed of pursuant to the Shelf Registration Statement and (iii) such time as all Special Shares may be freely sold under restriction under the Securities Act; and

     HII shall use all reasonable efforts to obtain on or prior to December_23, 1997 a rating of the Special Shares from two credit rating agencies one of which will be Standard & Poor's Corporation or Moody's Investors Services, Inc.

          Shareholder Material

          HII, at its own expense, will arrange for any continuous disclosure documentation and other informational material provided by HII to holders of Class A Shares to be mailed to all Holders at the same time that such material is provided to shareholders of HII.

          Trustee's Remuneration and Expenses

          HII covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable fees and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under such trusts are finally and fully performed, except any such expenses, disbursements or advances as may arise from the negligence or wilful misconduct of the Trustee.

          Maintenance of Listing

               The Corporation will use its best efforts to ensure that all of the outstanding Special Shares shall be listed and posted or admitted for trading on the facilities of the TSE until the Mandatory Exchange Date.

               HII will use its best efforts to ensure that its Class A Shares shall be listed and posted or admitted for trading on the facilities of the NYSE until and on the Mandatory Exchange Date.

          Status as a Reporting Company

          The Corporation covenants that, for as long as any Special Shares are outstanding, it will at all times comply with all provisions of this Indenture to be complied with by it and use its reasonable best efforts to maintain its status as a reporting issuer not in default under the legislation administered by the Ontario Securities Commission or under any similar provincial legislation of any of the other provinces of Canada or any similar Canadian federal legislation hereinafter enacted.

                                  ARTICLE

                      MEETINGS OF SPECIAL SHAREHOLDERS

          Right to Convene Meetings

          The Trustee may at any time and from time to time, and shall on receipt of a written request of HII or the Corporation or of a Special Shareholders' Request, convene a meeting of the Special Shareholders to consider matter(s) relating to this Indenture provided that the Trustee is funded and indemnified to its reasonable satisfaction by HII or the Corporation or by the Special Shareholders signing such Special Shareholders' Request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Trustee fails to give notice to convene a meeting within 10 Business Days after the receipt of a written request of HII or the Corporation or a Special Shareholders' Request and indemnity given as aforesaid, HII, the Corporation or such Special Shareholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee.

          Notice

          At least 10 days' prior notice of any meeting of Special Shareholders shall be given by the Corporation to the Special Shareholders in the manner provided for in section and a copy of such notice shall be delivered to the Trustee unless the meeting has been called by the Trustee, and to HII or the Corporation unless the meeting has been called by it. Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Holders to make a reasoned decision on the matter but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 5. The notice convening any such meeting may be signed by an appropriate officer of the Trustee or of HII or the Corporation or the person designated by the Special Shareholders, as the case may be.

          Chairman

          The Trustee may nominate in writing an individual to be Chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes after the time fixed for the holding of the meeting, the Special Shareholders present in person or by proxy shall appoint an individual present to be Chairman.

          Quorum

          Subject to the provisions of section , at any meeting of the Special Shareholders a quorum shall consist of Special Shareholders present in person or represented by proxy holding at least 25% of the Special Shares then outstanding, provided that at least two persons entitled to vote thereat are personally present. If a quorum of the Holders shall not be present within one half-hour from the time fixed for holding any meeting, the meeting, if summoned by the Holders or on a Special Shareholders' Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day) at the same time and place to the extent possible and, subject to the provisions of section , no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. At the adjourned meeting the Special Shareholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not represent at least 25% of the Special Shares then outstanding. No business shall be transacted at any meeting unless a quorum is present at the commencement of business.

          Power to Adjourn

          The Chairman of any meeting at which a quorum of the Special Shareholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

          Show of Hands

          Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands, except that votes on an extraordinary resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

          Poll and Voting

          On every extraordinary resolution, and when demanded by the Chairman or by one or more of the Special Shareholders acting in person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the Chairman shall direct. Questions other than those required to be determined by extraordinary resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every person who is present and entitled to vote, whether as a Special Shareholder or as proxy for one or more absent Special Shareholders, or both, shall have one vote. On a poll, each Special Shareholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Special Share held by him. A proxy need not be a Special Shareholder. The Chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Special Shares, if any, held or represented by him.

          Regulations

          Subject to the provisions of this Indenture, the Trustee or HII, with the approval of the Trustee, or the Corporation, with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall consider necessary for:

     the setting of a record date for a meeting for the purpose of determining Special Shareholders entitled to receive notice and to vote at a meeting;

     the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or telegraphed before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

     the  form of the instrument of proxy; and

     generally for the calling of meetings of Special Shareholders and the conduct of business thereat.

          Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as a Special Shareholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section ), shall be Special Shareholders or persons holding proxies of Special Shareholders.

          Corporation, HII, Trustee and Counsel may be Represented

          The Corporation, HII and the Trustee, by their respective directors, officers and employees, and the counsel for each of the Corporation, HII, the Special Shareholders and the Trustee may attend any meeting of the Special Shareholders, but shall have no vote except, with respect to the Trustee only, in its capacity as a Special Shareholder.

          Powers Exercisable by Extraordinary Resolution

          In addition to all other powers conferred upon them relating to this Indenture by any other provisions of this Indenture or by law, the Special Shareholders at a meeting shall have the power, exercisable from time to time by extraordinary resolution:

     subject to the prior written consent of the TSE and, so long as the Special Shares are listed on the ASE, the ASE, to agree with the Corporation and HII to any modification, alteration, compromise or arrangement of the rights of Special Shareholders or the Trustee in its capacity as trustee hereunder or on behalf of the Special Shareholders against the Corporation, whether such rights arise under this Indenture or otherwise;

     to amend or repeal any extraordinary resolution previously passed or sanctioned by the Special Shareholders;

     to restrain any Special Shareholder from taking or instituting any suit, action or proceeding against the Corporation or HII for the enforcement of any of the covenants on the part of the Corporation or HII contained in this Indenture or to enforce any of the rights of the Special Shareholders;

     to direct any Special Shareholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Special Shareholder in connection therewith;

     to assent to any change in or omission from the provisions contained in this Indenture or any ancillary or supplemental instrument which may be agreed to by HII and the Corporation (where the Corporation may reasonably be affected), and to authorize the Trustee to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

     to remove the Trustee or its successor in office and to appoint a new trustee or trustees to take the place of the Trustee so removed; and

     to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation.

          Meaning of Extraordinary Resolution

               The expression "extraordinary resolution" when used in this Indenture means, subject as hereinafter in this section and in section provided, a resolution proposed at a meeting of Special Shareholders duly convened for that purpose in accordance with section and held in accordance with the provisions of this Article 5 at which there are present in person or represented by proxy Special Shareholders holding at least 25% of the outstanding Special Shares and passed by the affirmative votes of Special Shareholders holding not less than 66 2/3% of the Special Shares represented at the meeting and voted on the poll upon such resolution excluding Special Shares owned legally or beneficially by HII or any of its Affiliates.

               If, at any meeting called for the purpose of passing an extraordinary resolution, Special Shareholders holding at least 25% of the then outstanding Special Shares are not present in person or by proxy within one half-hour after the time appointed for the meeting, then the meeting, if convened by Special Shareholders or on a Special Shareholders' Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than ten nor more than fifteen days later, and to such place and time as may be appointed by the Chairman. Not less than seven days' prior notice shall be given of the time and place of such adjourned meeting in the manner provided in sections , and . Such notice shall state that at the adjourned meeting the Special Shareholders present in person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Special Shareholders present in person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in section shall be an extraordinary resolution within the meaning of this Indenture notwithstanding that Special Shareholders holding at least 25% of the then outstanding Special Shares are not present in person or represented by proxy at such adjourned meeting.

               Votes on an extraordinary resolution shall always be given on a poll and no demand for a poll on an extraordinary resolution shall be necessary.

          Powers Cumulative

          It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Special Shareholders by extraordinary resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Special Shareholders to exercise such powers or combination of powers then or thereafter from time to time.

          Minutes

          Minutes of all resolutions and proceedings at every meeting of Special Shareholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of HII, and any such minutes as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Special Shareholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

          Instruments in Writing

          All actions which may be taken and all powers that may be exercised by the Special Shareholders at a meeting held as provided in this Article may also be taken and exercised by Special Shareholders (excluding Special Shares held by HII or its Affiliates) holding not less than 66-2/3% of the then outstanding Special Shares by an instrument in writing signed in one or more counterparts by such Special Shareholders in person or by attorney duly appointed in writing, and the expression "extraordinary resolution" when used in this Indenture shall include an instrument so signed.

          Binding Effect of Resolutions

          Every resolution and every extraordinary resolution passed in accordance with the provisions of this Article at a meeting of Special Shareholders shall be binding upon all the Special Shareholders, whether present at or absent from such meeting, and every instrument in writing signed by Special Shareholders in accordance with section shall be binding upon all the Special Shareholders, whether signatories thereto or not, and each and every Special Shareholder and the Trustee (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing the Trustee shall give a copy of such instrument in writing in the manner contemplated in sections and to all Special Shareholders, HII and the Corporation as soon as is reasonably practicable.

          Holdings by HII or Its Affiliates Disregarded

          In determining whether Special Shareholders holding the required number of Special Shares are present at a meeting of Special Shareholders for the purpose of determining a quorum or have concurred in any consent, waiver, extraordinary resolution, Special Shareholders' Request or other action under this Indenture, Special Shares owned legally or beneficially by HII or any of its Affiliates shall be disregarded. The Trustee may rely on an Officers' Certificate of HII in determining which Special Shares, if any, are owned legally or beneficially by HII or its Affiliates. HII shall, forthwith upon the Trustee's written request, file with the Trustee an Officers' Certificate of HII setting forth as at the date of such certificate the number of Special Shares owned legally or beneficially by HII or its Affiliates.

                                  ARTICLE

                          SUPPLEMENTAL INDENTURES

          Supplemental Indentures

          From time to time HII, the Corporation (where the Corporation may reasonably be affected) and the Trustee may, subject to the provisions of this Indenture, and they shall, when so directed by this Indenture, execute and deliver by their proper officers, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:

     setting forth adjustments in the application of the provisions of Article ;

     adding to the provisions hereof such additional covenants and enforcement provisions as in the opinion of counsel to HII are necessary or advisable, provided that the same are not in the opinion of the Trustee prejudicial to the interests of the Special Shareholders;

     giving effect to any extraordinary resolution passed as provided in Article ;

     making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder provided that such provisions are not, in the opinion of the Trustee, prejudicial to the interest of the Special Shareholders hereunder;

     amending any of the provisions of this Indenture or relieving HII or the Corporation from any of the obligations, conditions or restrictions herein contained, provided that no such amendment or relief shall be or become operative or effective if, in the opinion of the Trustee, such amendment or relief impairs any of the rights of the Special Shareholders or of the Trustee, and provided further that the Trustee may in its sole discretion decline to enter into any such supplemental indenture which in its opinion may not afford adequate protection to the Trustee when the same shall become operative; and

     for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective or inconsistent provisions, errors or omissions herein, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Special Shareholders are in no way prejudiced thereby.

          Successor Corporations

               In the case of the consolidation, amalgamation, arrangement, merger or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not the Corporation) shall be a corporation incorporated under the laws of Canada or one of the provinces thereof and shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by the Corporation.

               In the case of the consolidation, amalgamation, arrangement or merger of HII with or into another corporation or the transfer of the undertaking or assets of HII as an entirety, or substantially as an entirety to another corporation ("successor corporation"), the successor corporation resulting from such consolidation, amalgamation, arrangement, merger or transfer (if not HII) shall expressly assume, by supplemental indenture satisfactory in form to the Trustee and executed and delivered to the Trustee, the due and punctual performance and observance of each and every covenant and condition of this Indenture to be performed and observed by HII.

                                  ARTICLE

                           CONCERNING THE TRUSTEE

          Trust Indenture Legislation

               In this Article, the term "Applicable Legislation" means the provisions of any statute of Canada or a province thereof, and of regulations under any such statute, relating to trust indentures and/or to the rights, duties and obligations of trustees and of corporations under trust indentures, to the extent that such provisions are at the time in force and applicable to this Indenture.

               If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, such mandatory requirement shall prevail.

               HII, the Corporation (to the extent applicable) and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefit of Applicable Legislation.

          Rights and Duties of Trustee

               In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Special Shareholders and shall exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. No provision of this Indenture shall be construed to relieve the Trustee from, or require any other person to indemnify the Trustee against, liability for its own negligence, wilful misconduct or bad faith.

               The Trustee shall not be bound to do or take any act, action or proceeding for the enforcement of any of the obligations of HII or the Corporation under this Indenture unless and until it shall have received a Special Shareholders' Request specifying the act, action or proceeding which the Trustee is requested to take. The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Special Shareholders hereunder shall be conditional upon the Special Shareholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

               The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Special Shareholders, at whose instance it is acting, to deposit with the Trustee the Special Shares held by them, for which Special Shares the Trustee shall issue receipts.

               Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it is subject to the provisions of Applicable
     Legislation, of section and of section .

               The Trustee shall retain the right not to act and shall not be held liable for refusing to act unless it has received clear and reasonable documentation which complies with the terms of this Indenture. Such documentation must not require the exercise of any discretion or independent judgment unless pursuant to the terms of this Indenture.

               In the event of any disagreement arising regarding the terms of this Indenture, the Trustee shall be entitled, at its option, to refuse to comply with any or all demands whatsoever until the dispute is settled either by agreement amongst the various parties or by a court of competent jurisdiction.

          Evidence, Experts and Advisers

               In addition to the reports, certificates, opinions and other evidence required by this Indenture, HII and the Corporation, as the case may be, shall furnish to the Trustee such additional evidence of compliance with any provision hereof in such form as may be prescribed by Applicable Legislation, or as the Trustee may reasonably require by written notice to HII or the Corporation.

               In the exercise of its rights and duties hereunder, the Trustee may, if it is acting in good faith, rely as the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, written requests, consents, certificates or orders of HII or the Corporation, as the case may be, or other evidence furnished to the Trustee, provided that such evidence complies with Applicable Legislation and the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

               Whenever Applicable Legislation requires that evidence referred to in section_ be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a certificate of HII or the Corporation, as the case may be, required by any provision hereof. Any such statutory declaration may be made by any officer of the HII or the Corporation as the case may be.

               Proof of the execution of an instrument in writing, including a Special

     Shareholders' Request, by any Special Shareholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

               The Trustee may employ or retain such counsel, accountants, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. Such remuneration is to be paid by HII subject to section<0- 95>.

          Documents, Monies, etc. Held by Trustee

               Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company. Unless herein otherwise expressly provided, any monies so held, pending the application or withdrawal thereof under any provisions of this Indenture, may be deposited in the name of the Trustee in any Canadian chartered bank or trust company, including the Trustee's deposit department, at the rate of interest (if any) then current on similar deposits or may be deposited in such institutions or invested in such securities as HII may consent to. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to HII.

          Actions by Trustee to Protect Interests

               Subject to the provisions of this Indenture and applicable law, the Trustee shall have the power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Special Shareholders.

          Trustee Not Required to Give Security

               The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise.

          Protection of Trustee

          By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

               The Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture (except the representation contained in section ) or be required to verify the same, but all such statements or recitals are and shall be deemed to be made by HII or the Corporation, as the case may be.

               Nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto.

               The Trustee shall not be bound to give notice to any person of the execution hereof.

               The Trustee shall not incur any liability or responsibility whatsoever or be in any way responsible for the consequence of any breach on the part of HII or the Corporation of any of the covenants herein contained or of any acts of any directors, officers, employees, agents or servants of HII or the Corporation, as the case may be.

               The Trustee will process all proffered transfers of Special Shares in good faith upon the presumption that such transfers are permissible pursuant to all applicable legislation and the terms of this Indenture. The transferor and transferee are solely responsible for ensuring compliance with any applicable securities laws, and the Trustee shall have no obligation to ensure compliance with any laws applicable to the issue or transfer of any Special Shares.

               The Trustee shall incur no liability with regard to the delivery or non-delivery of any certificate, whether delivered by hand, mail or other means.

               The Trustee shall disburse monies according to this Indenture only to the extent that monies have been deposited with it.

               The countersignature of the Trustee on the Special Share Certificates shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or the Special Shares, and the Trustee shall in no respect be liable or answerable for the use made of the Special Shares or any of them.

          Replacement of Trustee

               The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation and HII not less than 30 days' prior notice in writing or such shorter prior notice as HII may accept as sufficient. The Special Shareholders by extraordinary resolution shall have the power at any time to remove the existing Trustee and to appoint a new trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, HII shall forthwith appoint a new trustee unless a new trustee has already been appointed by the Special Shareholders; failing such appointment by HII, the retiring Trustee or any Special Shareholder may apply to a justice of the Ontario Court of Justice, General Division, on such notice as such justice may direct, for the appointment of a new trustee at HII's expense; but any new trustee so appointed by HII or by the Court shall be subject to removal as aforesaid by the Special Shareholders. Any new trustee appointed under any provision of this section shall be a corporation authorized to carry on the business of a trust company in each of the Provinces of Canada. On any such appointment the new trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed; but there shall be immediately executed, at the expense of HII, all such conveyances or other instruments as may, in the opinion of counsel, be necessary or advisable for the purpose of assuring the same to the new trustee, provided that, any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until the successor trustee shall have executed an appropriate instrument accepting such appointment and, at the request of HII, the predecessor Trustee, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor trustee an appropriate instrument transferring to such successor trustee all rights and powers of the Trustee hereunder.

               Upon the appointment of a successor trustee, HII shall promptly notify the Special Shareholders thereof in the manner provided for in section or .

               Any corporation into or with which the Trustee may be merged or consolidated or amalgamated, or any corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or of any of the parties hereto provided that such corporation would be eligible for appointment as a new Trustee under section .

          Conflict of Interest

               The Trustee represents to HII that, at the time of execution and delivery hereof, no material conflict of interest exists in the Trustee's role as fiduciary hereunder and agrees that in the event of a material conflict of interest, it will eliminate the same or resign its trust hereunder to a successor trustee approved by HII. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture shall not be affected in any manner whatsoever by reason thereof.

               Subject to section , the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of HII or the Corporation and generally may contract and enter into financial transactions with HII or the Corporation or any subsidiary of HII or the Corporation without being liable to account for any profit made thereby.

          Indemnity

          The Trustee will at all times be indemnified and saved harmless by HII from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages and liabilities whatsoever arising in connection with this Exchange Indenture including, without limitation, those arising out of or related to actions taken or omitted to be taken by the Trustee contemplated hereby, legal fees and disbursements on a solicitor and client basis and costs and expenses incurred in connection with the enforcement of this indemnity, which the Trustee may suffer or incur, whether at law or in equity, in any way caused by or arising, directly or indirectly, in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee. The foregoing provisions of this Section do not apply to the extent that in any circumstances there has been a failure by the Trustee or its directors, officers, employees or agents to act honestly and in good faith or to discharge the Trustee's obligations under Section hereof. This indemnity will survive the termination or discharge of this Exchange Indenture and the resignation or removal of the Trustee.

          Acceptance of Trust

          The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.

          Trustee Not to be Appointed Receiver

          The Trustee and any person related to the Trustee shall not be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of HII or the Corporation.

          Authorization to Carry on Business

          The Trustee represents to HII that it is duly authorized and qualified to carry on the business of a trust company in each of the Provinces of Canada.

                                  ARTICLE

                                  GENERAL

          Notice to the Corporation, HII and the Trustee

               Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation, HII or the Trustee shall be deemed to be validly given if delivered or if sent by first class insured mail, postage prepaid or if sent by facsimile:

         if to the Corporation:

         10 Toronto Street
         Toronto, Ontario, M5C 2B7

         Fax:  (416) 364-2088
         Attention:  President

         if to HII

         401 North Wabash Avenue

         Suite 740
         Chicago, Illinois, 60611

         Fax:  (312) 321-0629
         Attention:  Vice-President, Law & Finance and Secretary

         if the Trustee:

         Montreal Trust Company of Canada
         151 Front Street West
         Suite 605
         Toronto, Ontario, M5J 2N1

         Fax:  (416) 981-9777
         Attention:  Manager, Corporate Trust Services

     and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery if that date is a Business Day or, if mailed, on the fifth Business Day following the date of the postmark on such notice.

               HII, the Corporation or the Trustee, as the case may be, may from time to time notify the others in the manner provided in section of a change of address which from the effective date of such notice and until changed by like notice, shall be the address of HII, the Corporation or the Trustee, as the case may be, for all purposes of this Indenture. A copy of any notice of change of address given pursuant to this section shall be available for inspection at the principal corporate office of the Trustee in the City of Toronto by Special Shareholders during normal business hours.

          Notice to the Special Shareholders

          Any notice to Special Shareholders under the provision of this Indenture shall be deemed to be validly given, subject to section , if delivered or if sent by first class mail, postage prepaid, to the holders at their addresses appearing in one of the registers herein before mentioned. Any notice so delivered shall be deemed to have been received on the date of delivery if that date is a Business Day or, if mailed, on the fifth Business Day following the date on which it was mailed. Accidental error or omission in giving notice of accidental failure to give notice to any Special Shareholder shall not invalidate any action or proceeding founded thereon.

          Mail Service Interruption

               If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Special Shareholders, the Trustee, HII or the Corporation would reasonably be unlikely to reach its destination in the ordinary course of mail, such notice shall be valid and effective only if:

          in the case of the Trustee, HII or the Corporation, delivered to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with section , by facsimile or other means of prepaid transmitted or recorded communication; and

          in the case of Special Shareholders, published once in the national edition of The Globe and Mail or The Financial Post and in such other place or places and manner, if any, as the Trustee may require.

               Any notice given to the Special Shareholders by publication shall be deemed to have been given on the last day on which publication shall have been effected in all of the cities in which publication is required pursuant to section .

          Counterparts and Formal Date

          This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to be dated as of July 18, 1997.

          Satisfaction and Discharge of Indenture

          Upon the Mandatory Exchange Date, this Indenture, except to the extent that Class A Shares, certificates therefor and cash, if any, have not been transferred and delivered hereunder or the Trustee, HII or the Corporation has not performed any of its obligations hereunder, shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of HII and upon delivery to the Trustee of a certificate of HII and the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and upon payment to the Trustee of the fees and other remuneration payable to the Trustee, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

          Provisions of Indenture for the Sole Benefit of Parties and Holders

          Nothing in this Indenture, expressed or implied, shall give or be construed to give to any person other than the parties hereto and the Holders any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Special Shareholders.

          IN WITNESS WHEREOF the parties hereto have executed this Indenture under the hands of their proper officers in that behalf.



                                   HOLLINGER CANADIAN PUBLISHING
                                   HOLDINGS INC.


                              By:.........................................


                                   HOLLINGER INTERNATIONAL INC.


                              By:.........................................



                                   MONTREAL TRUST COMPANY OF
                                   CANADA


                              By:..........................................



                              By:..........................................

                                 SCHEDULE A

                     Form of Mandatory Exchange Notice

                        HOLLINGER INTERNATIONAL INC.

                        NON-VOTING SPECIAL SHARES OF
                HOLLINGER CANADIAN PUBLISHING HOLDINGS INC.

                         MANDATORY EXCHANGE NOTICE
                         -------------------------

To: Holders of Non-Voting Special Shares ("Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH")

          Notice is hereby given pursuant to section 2.1.2 of the Exchange Indenture dated as of July 18, 1997 between Hollinger International Inc. (the "Corporation"), HCPH and Montreal Trust Company of Canada as trustee (the "Trustee") that each Special Share will be automatically exchanged on June 26, 2000 (the "Mandatory Exchange Date") for the Mandatory Exchange Number as of the Mandatory Exchange Date of shares of Class A Common Stock ("Class A Shares") of the Corporation. The Mandatory Exchange Number as of the Mandatory Exchange Date of Class A Shares will be calculated as the Base Amount divided by 95% of the weighted average trading price of Class A Shares on the New York Stock Exchange for the 20 consecutive trading days ending on ( 2000 [the 14th trading day prior to the Mandatory Exchange Date] (the "Current Market Price of Class A Shares"). The Base Amount is U.S.$8.88 less the amount of any dividends which have been paid per share (to a maximum of U.S.$1.67) on the Special Shares. [The following dividends have been paid to date:] The Corporation will provide holders of the Special Shares with notice of any dividend paid subsequent to the date hereof as soon as practicable after the occurrence thereof.

          On and after the Mandatory Exchange Date, a holder's rights as holders of Special Shares cease, except the right to receive Class A Shares and/or cash for Special Shares surrendered in accordance with this notice.

          [Pursuant to section of the Exchange Indenture, the Corporation hereby irrevocably elects to pay to holders of Special Shares cash equal to (% of the Base Amount per Special Share on the exchange of Special Shares].

          In order to effect the exchange of his Special Shares, a holder is required to deliver to the Trustee at any of the following stock transfer offices:

          [set out addresses of stock and bond transfer offices in Toronto, Montreal and Vancouver]

an exchange form in the form annexed hereto duly completed and executed by such holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by instrument in form and execution satisfactory to the Trustee, together with the certificate or certificates representing the holder's Special Shares to which such notice relates. Class A Shares and cash, if any, to which the holder is entitled will not be released until such form and certificate(s) are delivered to the Trustee as set out above.

DATED:              , 2000

                                 SCHEDULE B

                           Form Of Exchange Form

                               EXCHANGE FORM

To:          HOLLINGER INTERNATIONAL INC.

and to:      MONTREAL TRUST COMPANY OF CANADA

          The undersigned registered holder of Non-Voting Special Shares ("Special Shares") of Hollinger Canadian Publishing Holdings Inc. ("HCPH")
bearing Certificate No(s).                    hereby delivers such Special
Shares and irrevocably directs that on the exchange of the Special Shares in accordance with the terms of the Exchange Indenture dated July 18, 1997 (the "Exchange Indenture") among Hollinger International Inc., HCPH and Montreal Trust Company of Canada, the shares of Class A Common Stock of Hollinger International Inc. and any cash or property in lieu thereof or in addition thereto be delivered to the person indicated below or, in the absence of instructions below, to the registered holder of the Special Shares. The undersigned acknowledges that the shares of Class A Common Stock and any cash or property in lieu thereof or in addition thereto will be forwarded within 10 business days of the surrender of this form duly completed by the undersigned, together with the certificate(s) representing the Special Shares (provided that in the case of a mandatory exchange such 10-day period shall not commence prior to the Mandatory Exchange Date). (If shares of Class A Common Stock are to be issued in the name of a person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
                                             (Signature of Registered Holder)

---------------------------------------
Name of Person (other than registered
holder of the attached Special Shares)
in which shares of Class A Common Stock
of Hollinger International Inc. are to
be registered and/or cheque to be made
payable.

---------------------------------------
Address of such Person
(Street Address, City, Province/State
and Postal/Zip Code)

Social Insurance/Social
Security Number of such Person:
                                ------------------------------------


Taxpayer Identification
Number of such Person (if applicable):
                                       -------------------------------

Signature Guarantee:


--------------------------------      --------------------------------
Authorized Officer                    Name of Institution



Note: If shares of Class A Common Stock or any cash or property in lieu thereof or in addition thereto are to be delivered to a person other than the holder, the signature of the holder must be guaranteed by a Canadian chartered bank, by a trust company that is a member of the Trust Company Association of Canada, by a member firm of The Toronto Stock Exchange or the Montreal Exchange, or by a member of the National Association of Securities Dealers of the United States. Notarized or witnessed signatures are not acceptable as guaranteed signatures.